Exhibit 10.1

CONFIDENTIAL

Docucorp International
[Form of ]Compensation Plan
[Name] (“Officer”)
FY 2007

Annual Base Salary

Annual base salary of $                effective August 1, 2006.  Any future salary increases are solely at the discretion of the Board of Directors.

Revenue Bonus

A bonus based on Docucorp International’s actual Fiscal 2007 revenue as follows:

Bonus
Revenue of less than $[target level 1]		$0
Revenue of $[target level 1 plus $1] - $[target level 2]	$
Revenue of $[target level 2 plus $1] - $[target level 3]	$
Revenue of $[target level 3 plus $1] - $[target level 4]	$
Revenue of $[target level 4 plus $1] or more	$

Revenue shall be defined as aggregate consolidated revenue as determined by generally accepted accounting principles for the fiscal year ending July 31, 2007.

EPS Bonus

A bonus based on Docucorp International’s actual Fiscal 2007 Earnings Per Share (“EPS”) as follows:

Bonus
EPS of less than $[target level 1]		$0
EPS of $[target level 1] - $[target level 2]	$
EPS of $[target level 2 plus .01] - $[target level 3]	$
EPS of $[target level 3 plus .01] - $[target level 4]	$
EPS of $[target level 4 plus .01] or more	$

EPS shall be defined as diluted consolidated earnings per share as determined by generally accepted accounting principles before extraordinary items for the fiscal year ending July 31, 2007.

[Segment] Revenue Bonus  [as applicable for certain executives]

A bonus based on Docucorp International’s actual Fiscal 2007 [Segment] Revenue as follows:

Bonus
Revenue of less than $[target level 1]		$0
Revenue of $[target level 1 plus $1] - $[target level 2]	$
Revenue of $[target level 2 plus $1] - $[target level 3]	$
Revenue of $[target level 3 plus $1] - $[target level 4]	$
Revenue of $[target level 4 plus $1] or more	$

License revenue shall be defined as aggregate consolidated license revenue less license royalty fees (excluding license revenue generated by subsidiaries acquired subsequent to July 31, 2006) as determined by generally accepted accounting principles for the fiscal year ending July 31, 2007.

New North American Processing revenue shall be defined as North American ASP processing revenue recognized in fiscal 2007 in accordance with generally accepted accounting principles and generated as a result of North American ASP contracts executed during fiscal year 2007 (excluding ASP processing revenue generated by subsidiaries acquired subsequent to July 31, 2006 and excluding ASP processing revenues related to renewals and expansions of existing ASP agreements).

North American ASP revenue shall be defined as aggregate North American ASP revenue (excluding revenue generated by subsidiaries acquired subsequent to July 31, 2006) as determined by generally accepted accounting principles for the fiscal year ending July 31, 2007.

North American Services revenue shall be defined as aggregate consolidated North American Professional Services revenue, (excluding revenue generated by subsidiaries acquired subsequent to July 31, 2006/exclusive of outsourcing and ASP/inclusive of Policy Express) as determined by generally accepted accounting principles for the fiscal year ending July 31, 2007.

[Segment] Margin Bonus [as applicable for certain executives]

A bonus based on Docucorp International’s actual Fiscal 2007 [Segment] margin as follows:

Bonus
Margin of less than $[target level 1]		$0
Margin of $[target level 1 plus $1] - $[target level 2]	$
Margin of $[target level 2 plus $1] - $[target level 3]	$
Margin of $[target level 3 plus $1] - $[target level 4]	$
Margin of $[target level 4 plus $1] or more	$

North American Services margins shall be defined as consolidated North American operating margin for the aggregate of consolidated North American Professional Services and Education (including Policy Express, but excluding Docugroup) as determined by generally accepted accounting principles for the fiscal year ending July 31, 2007.

ASP margins shall be defined as operating margin for the consolidated ASP segment (including all subsidiaries) as determined by generally accepted accounting principles for the fiscal year ending July 31, 2007.

General

To the extent Revenue (for the Revenue Bonus) and/or EPS (for the EPS Bonus) and/or [Segment] Revenue (for the [Segment] Revenue Bonus) and/or [Segment] Margin (for the [Segment] Margin Bonus) exceed the minimum amount of the range required to achieve the Bonus, such Bonus shall be increased (to an amount rounded to the nearest $1,000) pro-rata for such range by 80% of the amount such Bonus would have increased had the next higher Bonus level been achieved.

In the event Officer ceases to be an employee of Docucorp International during any of the covered periods, the Revenue Bonus, EPS Bonus, [Segment] Revenue Bonus, and [Segment Margin] Bonus (collectively referred to as “Bonuses”) described above shall be earned and paid only if Officer is an employee of Docucorp International on July 31, 2007.

Any Bonuses earned shall be paid prior to 120 days after year-end.

Acknowledgment:

This Compensation Plan relates only to the fiscal year ending July 31, 2007. This Compensation Plan supersedes all prior compensation plans, and its existence does not imply that a similar compensation plan will be offered in future periods.  Docucorp International is not obligated to pay the employee any bonuses related to periods subsequent to July 31, 2007 unless Docucorp International provides the employee with express written notification of bonuses related to future periods.  The employment relationship between Docucorp International and Officer is “at will” and is terminable by either party at any time.  This Compensation Plan is not and shall not be construed by either Docucorp International or Officer as a contract for employment for a specified period of time.

Both parties hereby acknowledge and agree to all information contained herein:

Docucorp International	Officer
by: Its President